EXHIBIT 5.1

                      BUSINESS & TECHNOLOGY LAW GROUP, LLP
                                ATTORNEYS AT LAW
                       15821 VENTURA BOULEVARD, SUITE 525
                            ENCINO, CALIFORNIA 91436
                                 (818) 444-4500
                               FAX (818) 444-4520


                                                           December 23, 2002


Brilliant Digital Entertainment, Inc.
6355 Topanga Canyon Boulevard, Suite 120
Woodland Hills, California 91367

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to which this letter is attached as Exhibit 5.1 filed by Brilliant Digital Entertainment, Inc., a Delaware corporation (the "Company"), in order to register under the Securities Act of 1933, as amended (the "Act"), 150,858,919 shares of Common Stock of the Company and any additional shares of Common Stock of the Company which may be registered pursuant to Rule 462(b) under the Act (the "Shares").

     With respect to the 16,481,158 issued and outstanding Shares, we are of the opinion that the Shares have been duly authorized, and are validly issued, fully paid and non-assessable.

         With respect to the 31,141,103 Shares issuable upon conversion of convertible promissory notes, we are of the opinion that the Shares have been duly authorized and upon issuance and sale in conformity with and pursuant to convertible promissory notes, and receipt by the Company of the purchase price therefor as specified in the convertible promissory notes, the Shares will be validly issued, fully paid and non-assessable.

     With respect to the 103,236,658 Share issuable upon exercise of warrants, we are of the opinion that the Shares have been duly authorized and upon issuance and sale in conformity with and pursuant to the warrants, and receipt by the Company of the purchase price therefor as specified in the warrants, the Shares will be validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an Exhibit to the Registration Statement and to use of our name in the Prospectus constituting a part thereof.


                                       Respectfully submitted,

                                       /s/ Business & Technology Law Group, LLP

                                       BUSINESS & TECHNOLOGY LAW GROUP, LLP